SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 25, 2003
(To Prospectus dated June 19, 2003)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                  Asset-Backed Certificates, Series 2003-BC3
                        -----------------------------


The Class A-2 Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.




                                    The Class A-2 Certificates

          o This supplement relates to the offering of the Class A-2 Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-2 Certificates. Additional information is contained in the prospectus supplement dated June 25, 2003 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated June 19, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

          o As of May 25, 2004, the certificate principal balance of the Class A-2 Certificates was approximately $284,535,000.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 17, 2004

                               THE MORTGAGE POOL

         As of May 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 3,002 Mortgage Loans having an aggregate Stated Principal Balance of approximately $386,564,511.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                As of May 1, 2004
                                                                                          ------------------------------
Total Number of Mortgage Loans...................................................                 3,002
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 3.00%
         60-89 days..............................................................                 0.67%
         90+ days or more (excluding pending foreclosures).......................                 0.23%
                                                                                                  -----
         Total Delinquencies.....................................................                 3.90%
                                                                                                  =====
Foreclosures Pending.............................................................                 3.06%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 6.96%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Nine (9) of the Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated by Countrywide Home Loans, Inc. A credit blemished quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

         For purposes of the following table:

          o the period of delinquency is based on the number of days payments are contractually past due.

          o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

          o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

          o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.





                                                           Delinquency and Foreclosure Experience
                                          -------------------------------------------------------------------------
                                               As of December 31, 2000               As of December 31, 2001
                                          ---------------------------------     -----------------------------------
                                          Principal Balance      Percentage     Principal Balance        Percentage
                                          -----------------      ----------     -----------------        ----------

Total Portfolio                             $7,867,335,642.62     100.00%         $9,081,242,926.99      100.00%
Delinquency Percentage
30-59 Days                                    $617,079,497.93       7.84%           $806,843,594.55      8.88%
60-89 Days                                     209,082,975.61       2.66%            255,443,513.99      2.81%
90+ Days                                        87,295,342.66       1.11%            103,605,792.49      1.14%
                                            -----------------     -------         -----------------      ------
Sub-Total                                     $913,457,816.20      11.61%         $1,165,892,900.03      12.84%
                                            -----------------     -------         -----------------      ------
Foreclosure Rate                              $231,465,019.95       2.94%           $356,652,093.38      3.93%
Bankruptcy Rate                               $109,183,964.35       1.39%           $232,679,880.26      2.56%

                                                           Delinquency and Foreclosure Experience
                                          -------------------------------------------------------------------------
                                               As of December 31, 2002               As of December 31, 2003
                                          ---------------------------------     -----------------------------------
                                          Principal Balance      Percentage     Principal Balance        Percentage
                                          -----------------      ----------     -----------------        ----------

Total Portfolio                            $10,499,524,957.75     100.00%        $20,666,799,653.23     100.00%
Delinquency Percentage
30-59 Days                                    $776,262,182.66       7.39%          1,237,075,952.99       5.99%
60-89 Days                                     272,447,833.46       2.59%            369,166,558.52       1.79%
90+ Days                                      $112,192,108.56       1.07%            101,415,871.40        .49%
                                            -----------------      --------       -----------------      -------
Sub-Total                                   $1,160,902,124.68      11.06%         $1,707,668,382.91       8.26%
                                            -----------------      --------       -----------------      -------
Foreclosure Rate                              $277,872,737.06       2.65%            322,168,334.41       1.56%
Bankruptcy Rate                               $293,013,840.50       2.79%            305,504,468.46       1.48%

                                               Delinquency and Foreclosure
                                                       Experience
                                          -------------------------------------
                                                   As of March 31, 2004
                                          -------------------------------------
                                          Principal Balance        Percentage
                                          ------------------     --------------
Total Portfolio                            $29,161,649,073            100.00%
Delinquency Percentage
30-59 Days                                  $1,421,444,465              4.87%
60-89 Days                                     434,720,503              1.49%
90+ Days                                       158,310,237              0.54%
                                            --------------            -------
Sub-Total                                   $2,014,475,205              6.91%
                                            --------------            -------
Foreclosure Rate                              $385,837,835              1.32%
Bankruptcy Rate                               $384,005,661              1.32%

         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS A-2 CERTIFICATES

         The Class A-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

         As of May 25, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A-2 Certificates was approximately $284,535,000 evidencing a beneficial ownership interest of approximately 74.62% in the Trust Fund. As of the Certificate Date, the Senior Offered Certificates had an aggregate principle balance of $324,846,986 and evidence in the aggregate a beneficial ownership interest of approximately 85.19% and the Subordinated Offered Certificates had an aggregate principal balance of $56,465,100 and evidenced in the aggregate a beneficial ownership interest of approximately 14.81% in the Trust Fund. For additional information with respect to the Class A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The May 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the same calendar month following the Reference Date, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.92% per annum, and the level of One-Month LIBOR remains constant at 1.28% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is June 17, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

         For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Fixed Rate Prepayment Vector" or "FRPV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% FRPV assumes a constant prepayment rate (CPR) of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% FRPV assumes a CPR 23%. The other percentages of the FRPV identified herein assume that the mortgage loans will repay at rates which start to increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

         For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Adjustable Rate Prepayment Vector" or "ARPV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A 100% ARPV is a prepayment constant which assumes 4% CPR in month 1, an additional 1/11th of the rate of 30% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 23, remaining constant at 70% CPR from month 24 until month 27 and remaining constant at 35% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any given percentage of ARPV.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.


             Percent of Certificate Principal Balance Outstanding

Adjustable  Rate  Mortgage  Loans  -        0%             80%             100%             120%            150%
(Percentages   of   the   Prepayment        --             ---             ----             ----            ----
Model)
         Distribution Date
Initial Percent..................          100             100              100             100             100
May 25, 2005.....................          100              74              63               51              42
May 25, 2006.....................          100              46              32               19              9
May 25, 2007.....................          100              38              28               17              8
May 25, 2008.....................          100              28              19               12              7
May 25, 2009.....................          100              21              13               8               4
May 25, 2010.....................          100              16               9               5               2
May 25, 2011.....................          100              12               6               3               1
May 25, 2012.....................          100              9                4               2               0
May 25, 2013.....................           98              6                3               1               0
May 25, 2014.....................           95              5                2               0               0
May 25, 2015.....................           92              4                1               0               0
May 25, 2016.....................           89              3                0               0               0
May 25, 2017.....................           86              2                0               0               0
May 25, 2018.....................           81              1                0               0               0
May 25, 2019.....................           77              0                0               0               0
May 25, 2020.....................           73              0                0               0               0
May 25, 2021.....................           70              0                0               0               0
May 25, 2022.....................           66              0                0               0               0
May 25, 2023.....................           62              0                0               0               0
May 25, 2024.....................           58              0                0               0               0
May 25, 2025.....................           54              0                0               0               0
May 25, 2026.....................           49              0                0               0               0
May 25, 2027.....................           43              0                0               0               0
May 25, 2028.....................           38              0                0               0               0
May 25, 2029.....................           31              0                0               0               0
May 25, 2030.....................           25              0                0               0               0
May 25, 2031.....................           17              0                0               0               0
May 25, 2032.....................           9               0                0               0               0
May 25, 2033.....................           0               0                0               0               0
Weighted Average Life (years)(1).         20.63            3.16            2.34             1.71            1.25
Weighted Average Life (years)(1)(2)       20.51            2.73            1.98             1.42            1.06

                --------------------------
                (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
                (2) To the Optional Termination Date

                MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

         The Class A-2 Certificates are currently rated "AAA" by Fitch Rating, and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1





Summary of Loans in the Mortgage Pool
(As of the Reference Date)                                                          Range
                                                                                    -----
Combined, Arm and Fixed Mortgage Loan Characteristics
Total Number of Loans                                               3,002
Aggregate Principal Balance                                  $386,564,511
Average Principal Balance                                        $128,769           $15,532 to              $743,417
Weighted Average Mortgage Rate                                      7.75%             5.25% to                12.99%
Weighted Average Original Term to Maturity (months)                   352               120 to                   360
Weighted Average Remaining Term to Maturity (months)                  338               103 to                   349
Weighted Average Loan-to-Value Ratio                               77.02%             7.75% to               100.00%
Weighted Average FICO Credit Score                                    622




Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                       6.80%             3.75% to                12.12%
Weighted Average Maximum Mortgage Rate                             14.00%            10.25% to                18.99%
Weighted Average Minimum Mortgage Rate                              7.62%             4.58% to                12.99%
Weighted Average Initial Periodic Rate Cap                          2.64%             1.00% to                 5.00%
Weighted Average Subsequent Periodic Rate Cap                       1.13%             1.00% to                 1.50%
Weighted Average Subsequent Adjustment Date                      6/2/2005




Mortgage Loan Programs
                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
Loan Programs                                           Mortgage Loans      Balance Outstanding             Balance Outstanding
-------------                                           --------------      -------------------             -------------------
Six-Month LIBOR                                                      1                  $37,648                            0.01 %
2/8 Six-Month LIBOR                                                  1                  $43,839                            0.01
2/13 Six-Month LIBOR                                                 2                 $140,959                            0.04
2/28 Six-Month LIBOR                                             1,690             $232,014,425                           60.02
3/12 Six-Month LIBOR                                                 1                 $103,549                            0.03
3/27 Six-Month LIBOR                                               490              $61,848,812                           16.00
5/25 Six-Month LIBOR                                                12               $1,432,814                            0.37
Fixed 10 Year                                                       12                 $750,509                            0.19
Fixed 15 Year                                                      103               $8,777,845                            2.27
Fixed 20 Year                                                       45               $4,009,859                            1.04
Fixed 30 Year                                                      591              $72,296,050                           18.70
Fixed 30/15 Balloon                                                 54               $5,108,204                            1.32
-------------                                           --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------


Mortgage Loan Principal Balances
                                                                                                                  Percentage of
Range of Mortgage Loan                                       Number of      Aggregate Principal             Aggregate Principal
Principal Balances ($)                                  Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
$0 - $25000                                                          5                 $102,722                            0.03 %
$25000.01 - $50000                                                 195               $8,177,458                            2.12
$50000.01 - $75000                                                 602              $38,278,282                            9.90
$75000.01 - $100000                                                572              $49,849,104                           12.90
$100000.01 - $ 150000                                              752              $91,553,074                           23.68
$150000.01 - $ 200000                                              425              $72,515,237                           18.76
$200000.01 - $ 250000                                              204              $45,038,044                           11.65
$250000.01 - $ 300000                                              114              $31,106,967                            8.05
$300000.01 - $ 350000                                               62              $20,243,041                            5.24
$350000.01 - $ 400000                                               38              $14,206,649                            3.68
$400000.01 - $ 450000                                               14               $5,953,665                            1.54
$450000.01 - $ 500000                                               16               $7,601,330                            1.97
$550000.01 - $ 600000                                                1                 $593,905                            0.15
$600000.01 - $ 650000                                                1                 $601,617                            0.16
$700000.01 - $ 750000                                                1                 $743,417                            0.19
----------------------                                  --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------







State Distribution of Mortgaged Properties
                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
State                                                   Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
Alabama                                                             16               $1,837,268                            0.48 %
Arizona                                                             86              $10,179,795                            2.63
Arkansas                                                            15                 $905,966                            0.23
California                                                         584             $115,652,684                           29.92
Colorado                                                            49               $7,567,347                            1.96
Connecticut                                                         26               $3,344,855                            0.87
Delaware                                                            14               $1,415,995                            0.37
Florida                                                            405              $45,632,093                           11.80
Georgia                                                              9                 $969,866                            0.25
Hawaii                                                               6                 $821,647                            0.21
Idaho                                                               11                 $844,199                            0.22
Illinois                                                           113              $14,488,480                            3.75
Indiana                                                             74               $6,021,231                            1.56
Iowa                                                                26               $2,156,614                            0.56
Kansas                                                              31               $2,771,063                            0.72
Kentucky                                                            33               $2,900,378                            0.75
Louisiana                                                           29               $2,301,349                            0.60
Maryland                                                            43               $6,996,947                            1.81
Massachussetts                                                      36               $6,815,137                            1.76
Michigan                                                           167              $16,953,962                            4.39
Minnesota                                                           73               $9,759,068                            2.52
Mississippi                                                         17               $1,240,596                            0.32
Missouri                                                            98               $9,530,811                            2.47
Montana                                                              5                 $392,699                            0.10
Nebraska                                                            16               $1,457,218                            0.38
Nevada                                                              36               $4,851,532                            1.26
New Hampshire                                                       16               $2,120,995                            0.55
New Jersey                                                          70              $10,576,289                            2.74
New Mexico                                                          11                 $949,190                            0.25
New York                                                            46               $6,781,838                            1.75
North Carolina                                                      12               $1,476,921                            0.38
North Dakota                                                         3                 $238,892                            0.06
Ohio                                                               188              $16,609,827                            4.30
Oklahoma                                                            26               $1,959,786                            0.51
Oregon                                                              25               $3,228,267                            0.84
Pennsylvania                                                       104              $10,772,429                            2.79
Rhode Island                                                        10               $1,110,248                            0.29
South Carolina                                                      30               $3,088,524                            0.80
South Dakota                                                         2                 $153,400                            0.04
Tennessee                                                           60               $5,013,609                            1.30
Texas                                                              144              $14,574,304                            3.77
Utah                                                                15               $2,045,018                            0.53
Vermont                                                              2                 $199,684                            0.05
Virginia                                                            80              $10,352,235                            2.68
Washington                                                          82              $12,239,410                            3.17
West Virginia                                                        9                 $693,076                            0.18
Wisconsin                                                           46               $4,384,054                            1.13
Wyoming                                                              3                 $187,718                            0.05
----------------------                                  --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------








Original Loan-to-Value Ratios

Range of Original                                            Number of      Aggregate Principal             Aggregate Principal
Loan-to-Value Ratios (%)                                Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
50.00 or Less                                                      148              $14,652,604                            3.79 %
50.01-55.00                                                         81              $11,904,070                            3.08
55.01-60.00                                                         87              $12,401,176                            3.21
60.01-65.00                                                        108              $14,430,707                            3.73
65.01-70.00                                                        188              $24,042,127                            6.22
70.01-75.00                                                        335              $42,849,834                           11.08
75.01-80.00                                                      1,271             $174,789,011                           45.22
80.01-85.00                                                        299              $33,177,780                            8.58
85.01-90.00                                                        287              $34,442,012                            8.91
90.01-95.00                                                        163              $19,360,206                            5.01
95.01-100.00                                                        35               $4,514,984                            1.17
----------------------                                  --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------



Mortgage Rates
                                                                                                                  Percentage of
Range of Mortgage                                            Number of      Aggregate Principal             Aggregate Principal
Rates (%)                                               Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
5.001 - 5.500                                                        5                 $455,381                            0.12 %
5.501 - 6.000                                                       24               $3,714,293                            0.96
6.001 - 6.500                                                      234              $37,211,568                            9.63
6.501 - 7.000                                                      428              $70,330,211                           18.19
7.001 - 7.500                                                      532              $77,873,375                           20.14
7.501 - 8.000                                                      483              $60,463,239                           15.64
8.001 - 8.500                                                      416              $47,840,031                           12.38
8.501 - 9.000                                                      431              $49,010,428                           12.68
9.001 - 9.500                                                      206              $19,615,818                            5.07
9.501 - 10.000                                                     155              $13,611,933                            3.52
10.001 - 10.500                                                     41               $3,462,578                            0.90
10.501 - 11.000                                                     35               $2,341,036                            0.61
11.001 - 11.500                                                      7                 $381,268                            0.10
11.501 - 12.000                                                      3                 $139,972                            0.04
12.501 - 13.000                                                      2                 $113,380                            0.03
----------------------                                  --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------





Types of Mortgaged Properties


                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
Property Types                                          Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
Single Family Residence                                          2,437             $303,920,182                           78.62 %
Planned Unit Development                                           196              $33,341,590                            8.63
2 Family Residence                                                 121              $17,738,723                            4.59
Low-Rise Condominium                                               147              $16,279,544                            4.21
3 Family Residence                                                  29               $5,699,900                            1.47
4 Family Residence                                                  20               $4,075,720                            1.05
Single Family Attached                                              25               $2,678,438                            0.69
High-Rise Condominium                                                9               $1,101,509                            0.28
Manufactured Housing(1)                                             10                 $888,405                            0.23
Attached Planned Unit Development                                    7                 $788,586                            0.20
Town Home                                                            1                  $51,915                            0.01
----------------------                                  --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------
(1) Treated as Real Property


Purpose of Mortgage Loans

                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
Loan Purpose                                            Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
Refinance (Cash-Out)                                             1,691             $214,889,132                           55.59 %
Purchase                                                           930             $126,166,188                           32.64
Refinance (Rate/Term)                                              381              $45,509,191                           11.77
----------------------                                  --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------


Occupancy Types of the Mortgage
 Loans
                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
Occupancy Type                                          Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
Primary Residence                                                2,714             $355,325,158                           91.92 %
Investment Property                                                280              $30,097,217                            7.79
Secondary Residence                                                  8               $1,142,135                            0.30
----------------------                                  --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------



Remaining Term to Maturity
                                                                                                                  Percentage of
Range of Remaining Term                                      Number of      Aggregate Principal             Aggregate Principal
to Maturity (Months)                                    Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
1 - 120                                                             13              $794,347.26                            0.21 %
121 - 180                                                          160           $14,130,556.79                            3.66
181 - 300                                                           45            $4,009,858.60                            1.04
301 - 360                                                         2784          $367,629,748.01                           95.10
----------------------                                  --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------




Credit Grade Categories for the Mortgage Loans
                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
Credit Grade Category (1)                               Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
A                                                                 1844          $250,053,901.56                           64.69 %
A-                                                                 442           $53,965,877.99                           13.96
B                                                                  428           $48,523,214.19                           12.55
C                                                                  248           $29,016,933.51                            7.51
C-                                                                  22            $3,030,841.91                            0.78
D                                                                   18            $1,973,741.50                            0.51
----------------------                                  --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------

(1) Although the Mortgage Loans were originated by various originators under differing underwriting guidelines, the Mortgage Loans in the Mortgage Pool as of the Reference Date loosely correspond to the Countrywide credit grades shown in this table.



FICO Credit Scores
                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
Range of FICO Credit Scores                             Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
801 - 820                                                            2              $155,683.13                            0.04 %
781 - 800                                                            7            $1,315,930.17                            0.34
761 - 780                                                           15            $1,922,947.08                             0.5
741 - 760                                                           43            $6,608,430.23                            1.71
721 - 740                                                           59            $8,743,849.79                            2.26
701 - 720                                                           98           $15,906,032.59                            4.11
681 - 700                                                          138           $19,477,144.56                            5.04
661 - 680                                                          235           $33,603,344.69                            8.69
641 - 660                                                          412           $54,821,103.61                           14.18
621 - 640                                                          455           $61,157,880.85                           15.82
601 - 620                                                          384           $48,275,523.65                           12.49
581 - 600                                                          350           $42,027,095.75                           10.87
561 - 580                                                          298           $35,285,346.92                            9.13
541 - 560                                                          223           $24,562,435.90                            6.35
521 - 540                                                          174           $19,461,915.59                            5.03
501 - 520                                                          106           $12,899,036.25                            3.34
500 or Less                                                          3              $340,809.90                            0.09
----------------------                                  --------------      -------------------             -------------------
Total                                                            3,002             $386,564,511                          100.00 %
----------------------                                  --------------      -------------------             -------------------






Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
Range of Gross Margins (%)                              Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
3.001 - 4.000                                                        8                 $919,358                            0.31 %
4.001 - 5.000                                                       18               $3,856,081                            1.30
5.001 - 6.000                                                      557              $89,737,053                           30.36
6.001 - 7.000                                                      773             $107,095,005                           36.23
7.001 - 8.000                                                      389              $47,280,236                           15.99
8.001 - 9.000                                                      312              $34,517,702                           11.68
9.001 - 10.000                                                     114              $10,457,397                            3.54
10.001 - 11.000                                                     23               $1,594,127                            0.54
11.001 - 12.000                                                      2                  $95,351                            0.03
12.001 - 13.000                                                      1                  $69,735                            0.02
----------------------                                  --------------      -------------------             -------------------
Total                                                            2,197             $295,622,045                          100.00 %
----------------------                                  --------------      -------------------             -------------------



Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
Range of Maximum Mortgage Rates (%)                     Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
10.001 - 10.500                                                      3                 $261,207                            0.09 %
10.501 - 11.000                                                      3                 $401,703                            0.14
11.001 - 11.500                                                      2                 $199,298                            0.07
11.501 - 12.000                                                      8               $1,164,050                            0.39
12.001 - 12.500                                                    169              $25,497,653                            8.63
12.501 - 13.000                                                    296              $46,274,085                           15.65
13.001 - 13.500                                                    260              $39,118,459                           13.23
13.501 - 14.000                                                    286              $42,478,520                           14.37
14.001 - 14.500                                                    347              $46,151,228                           15.61
14.501 - 15.000                                                    347              $43,654,146                           14.77
15.001 - 15.500                                                    215              $24,122,096                            8.16
15.501 - 16.000                                                    166              $17,968,575                            6.08
16.001 - 16.500                                                     44               $4,446,959                            1.50
16.501 - 17.000                                                     34               $2,634,444                            0.89
17.000 - 17.500                                                      8                 $591,124                            0.20
17.501 - 18.000                                                      6                 $451,109                            0.15
18.001 - 18.500                                                      1                  $94,009                            0.03
18.501 - 19.000                                                      2                 $113,380                            0.04
----------------------                                  --------------      -------------------             -------------------
Total                                                            2,197             $295,622,045                          100.00 %
----------------------                                  --------------      -------------------             -------------------




Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
Range of Minimum Mortgage Rates (%)                     Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
5.000 or Less                                                        2                 $437,181                            0.15 %
5.001 - 6.000                                                       69              $12,868,959                            4.35
6.001 - 7.000                                                      589              $94,964,174                           32.12
7.001 - 8.000                                                      616              $85,608,101                           28.96
8.001 - 9.000                                                      612              $74,025,515                           25.04
9.001 - 10.000                                                     253              $23,481,085                            7.94
10.001 - 11.000                                                     48               $3,853,362                            1.30
11.001 - 12.000                                                      6                 $270,289                            0.09
12.001 - 13.000                                                      2                 $113,380                            0.04
----------------------                                  --------------      -------------------             -------------------
Total                                                            2,197             $295,622,045                          100.00 %
----------------------                                  --------------      -------------------             -------------------

Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                                  Percentage of
                                                             Number of      Aggregate Principal             Aggregate Principal
Subsequent Adjustment Date                              Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
June 2004                                                            1                  $77,233                            0.03 %
July 2004                                                            1                  $95,876                            0.03
August 2004                                                          1                  $41,673                            0.01
September 2004                                                       1                 $113,486                            0.04
October 2004                                                         3                 $432,028                            0.15
November 2004                                                       35               $4,436,351                            1.50
December 2004                                                      126              $14,746,954                            4.99
January 2005                                                       145              $17,486,161                            5.92
February 2005                                                      209              $27,057,918                            9.15
March 2005                                                         386              $53,360,512                           18.05
April 2005                                                         366              $52,624,245                           17.80
May 2005                                                           389              $56,487,893                           19.11
June 2005                                                           29               $5,077,402                            1.72
November 2005                                                        2                 $406,150                            0.14
December 2005                                                       10               $1,300,046                            0.44
January 2006                                                         7                 $790,992                            0.27
February 2006                                                       81               $9,710,948                            3.28
March 2006                                                         145              $15,924,349                            5.39
April 2006                                                         215              $29,633,910                           10.02
May 2006                                                            32               $4,279,852                            1.45
June 2006                                                            1                 $105,252                            0.04
January 2008                                                         1                 $118,059                            0.04
March 2008                                                           9               $1,103,059                            0.37
April 2008                                                           2                 $211,696                            0.07
----------------------                                  --------------      -------------------             -------------------
Total                                                            2,197             $295,622,045                          100.00 %
----------------------                                  --------------      -------------------             -------------------



Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                                  Percentage of
Initial Periodic Rate                                        Number of      Aggregate Principal             Aggregate Principal
Cap (%)                                                 Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
1.00                                                                 5                 $644,897                            0.22 %
1.50                                                               445              $70,762,129                           23.94
2.00                                                                11               $2,236,686                            0.76
3.00                                                             1,727             $220,936,173                           74.74
5.00                                                                 9               $1,042,161                            0.35
----------------------                                  --------------      -------------------             -------------------
Total                                                            2,197             $295,622,045                          100.00 %
----------------------                                  --------------      -------------------             -------------------

Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                                Percentage of
Subsequent Periodic Rate                                   Number of      Aggregate Principal             Aggregate Principal
Cap (%)                                               Mortgage Loans      Balance Outstanding             Balance Outstanding
----------------------                                  --------------      -------------------             -------------------
1.00                                                           1,688             $215,949,658                           73.05 %
1.50                                                             509              $79,672,387                           26.95
----------------------                                  --------------      -------------------             -------------------
Total                                                          2,197             $295,622,045                          100.00 %
----------------------                                  --------------      -------------------             -------------------

                                  EXHIBIT 2

  THE                                              Distribution Date: 5/25/04
BANK OF
  NEW
 YORK

101 Barclay St., 8 West
New York, NY 10286

Officer:          Courtney Bartholomew      Countrywide Home Loans
                  212-815-3236              Asset-Backed Securities
Associate:        AnnMarie Cassano            Series CWA 2003-BC3
                  212-815-8318


                                  Certificateholder Monthly Distribution Summary

                                                                        Pass
                            Class     Certificate                     Through      Principal       Interest         Total
   Class       Cusip     Description   Rate Type   Beginning Balance  Rate (%)    Distribution    Distribution   Distribution
-------------------------------------------------------------------------------------------------------------------------------
    A1       126671B39     Senior     Var-Act/360      63,002,029.57     1.200     22,690,043.34      60,901.96 22,750,945.30
    A2       126671B47     Senior     Var-Act/360     284,535,000.00     1.410              0.00     323,184.34    323,184.34
    M1       126671B54     Senior     Var-Act/360      31,515,000.00     1.870              0.00      47,473.85     47,473.85
    M2       126671B62     Senior     Var-Act/360       6,565,000.00     2.350              0.00      12,427.91     12,427.91
    M3       126671B70     Senior     Var-Act/360       6,565,000.00     2.600              0.00      13,750.03     13,750.03
    M4       126671B88     Senior     Var-Act/360       3,940,000.00     3.100              0.00       9,839.06      9,839.06
    M5       126671B96     Senior     Var-Act/360       3,940,000.00     4.600              0.00      14,599.89     14,599.89
    M6       126671C20     Senior     Var-Act/360       3,940,000.00     4.600              0.00      14,599.89     14,599.89
    AR       126671E85     Senior      Fix-30/360               0.00     0.000              0.00           0.00          0.00
     P       126671F27     Senior      Fix-30/360             100.00     0.000              0.00     550,585.17    550,585.17
     C       126671E93    Strip IO     Fix-30/360     409,254,554.00     0.000              0.00   1,952,327.62  1,952,327.62
-------------------------------------------------------------------------------------------------------------------------------
  Totals                                              404,002,129.57               22,690,043.34   2,999,689.72 25,689,733.06
-------------------------------------------------------------------------------------------------------------------------------


              Current                     Cumulative
            Realized                      Realized
   Class      Losses      Ending Balance    Losses
----------------------------------------------------
    A1          0.00       40,311,986.23     0.00
    A2          0.00      284,535,000.00     0.00
    M1          0.00       31,515,000.00     0.00
    M2          0.00        6,565,000.00     0.00
    M3          0.00        6,565,000.00     0.00
    M4          0.00        3,940,000.00     0.00
    M5          0.00        3,940,000.00     0.00
    M6          0.00        3,940,000.00     0.00
    AR          0.00                0.00     0.00
     P          0.00              100.00     0.00
     C          0.00      386,564,510.66     0.00
----------------------------------------------------
  Totals        0.00      381,312,086.23     0.00
----------------------------------------------------



  THE                                              Distribution Date: 5/25/04
BANK OF
  NEW
 YORK

101 Barclay St., 8 West
New York, NY 10286

Officer:          Courtney Bartholomew      Countrywide Home Loans
                  212-815-3236              Asset-Backed Securities
Associate:        AnnMarie Cassano            Series CWA 2003-BC3
                  212-815-8318

                                           Principal Distribution Detail

                           Original         Beginning        Scheduled                   Unscheduled
                         Certificate       Certificate       Principal     Accretion      Principal      Net Principal
  Class      Cusip         Balance           Balance       Distribution    Principal     Adjustments     Distribution
-----------------------------------------------------------------------------------------------------------------------
    A1     126671B39     179,000,000.00     63,002,029.57    22,690,043.34     0            0.00          22,690,043.34
    A2     126671B47     284,535,000.00    284,535,000.00             0.00     0            0.00                   0.00
    M1     126671B54      31,515,000.00     31,515,000.00             0.00     0            0.00                   0.00
    M2     126671B62       6,565,000.00      6,565,000.00             0.00     0            0.00                   0.00
    M3     126671B70       6,565,000.00      6,565,000.00             0.00     0            0.00                   0.00
    M4     126671B88       3,940,000.00      3,940,000.00             0.00     0            0.00                   0.00
    M5     126671B96       3,940,000.00      3,940,000.00             0.00     0            0.00                   0.00
    M6     126671C20       3,940,000.00      3,940,000.00             0.00     0            0.00                   0.00
    AR     126671E85             100.00              0.00             0.00     0            0.00                   0.00
    P      126671F27             100.00            100.00             0.00     0            0.00                   0.00
    C      126671E93     525,252,442.73    409,254,554.00             0.00     0            0.00                   0.00
-----------------------------------------------------------------------------------------------------------------------
  Totals                 520,000,200.00    404,002,129.57    22,690,043.34     0            0.00          22,690,043.34
-----------------------------------------------------------------------------------------------------------------------



              Current         Ending          Ending
             Realized      Certificate     Certificate
  Class       Losses         Balance         Factor
------------------------------------------------------
    A1         0.00       40,311,986.23  0.22520662700
    A2         0.00      284,535,000.00  1.00000000000
    M1         0.00       31,515,000.00  1.00000000000
    M2         0.00        6,565,000.00  1.00000000000
    M3         0.00        6,565,000.00  1.00000000000
    M4         0.00        3,940,000.00  1.00000000000
    M5         0.00        3,940,000.00  1.00000000000
    M6         0.00        3,940,000.00  1.00000000000
    AR         0.00                0.00  0.00000000000
    P          0.00              100.00  1.00000000000
    C          0.00      386,564,510.66  0.73595947246
------------------------------------------------------
  Totals       0.00      381,312,086.23
------------------------------------------------------

  THE                                              Distribution Date: 5/25/04
BANK OF
  NEW
 YORK

101 Barclay St., 8 West
New York, NY 10286

Officer:          Courtney Bartholomew      Countrywide Home Loans
                  212-815-3236              Asset-Backed Securities
Associate:        AnnMarie Cassano            Series CWA 2003-BC3
                  212-815-8318



                                           Interest Distribution Detail

              Beginning                       Accrued      Cumulative                   Total          Net        Unscheduled
             Certificate    Pass Through      Optimal        Unpaid      Deferred      Interest     Prepayment     Interest
  Class        Balance        Rate (%)        Interest      Interest     Interest        Due      Int Shortfall   Adjustment
-----------------------------------------------------------------------------------------------------------------------------
    A1       63,002,029.57     1.200000        60,901.96       0.00         0.00         60,901.96       0.00          0.00
    A2      284,535,000.00     1.410000       323,184.34       0.00         0.00        323,184.34       0.00          0.00
    M1       31,515,000.00     1.870000        47,473.85       0.00         0.00         47,473.85       0.00          0.00
    M2        6,565,000.00     2.350000        12,427.91       0.00         0.00         12,427.91       0.00          0.00
    M3        6,565,000.00     2.600000        13,750.03       0.00         0.00         13,750.03       0.00          0.00
    M4        3,940,000.00     3.100000         9,839.06       0.00         0.00          9,839.06       0.00          0.00
    M5        3,940,000.00     4.600000        14,599.89       0.00         0.00         14,599.89       0.00          0.00
    M6        3,940,000.00     4.600000        14,599.89       0.00         0.00         14,599.89       0.00          0.00
    AR                0.00     0.000000             0.00       0.00         0.00              0.00       0.00          0.00
    P               100.00     0.000000             0.00       0.00         0.00              0.00       0.00          0.00
    C       409,254,554.00     0.000000             0.00       0.00         0.00              0.00       0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------
  Totals    404,002,129.57                    496,776.93       0.00         0.00        496,776.93       0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------


              Beginning
             Certificate       Interest
  Class        Balance           Paid
-------------------------------------------
    A1       63,002,029.57        60,901.96
    A2      284,535,000.00       323,184.34
    M1       31,515,000.00        47,473.85
    M2        6,565,000.00        12,427.91
    M3        6,565,000.00        13,750.03
    M4        3,940,000.00         9,839.06
    M5        3,940,000.00        14,599.89
    M6        3,940,000.00        14,599.89
    AR                0.00             0.00
    P               100.00       550,585.17
    C       409,254,554.00     1,952,327.62
-------------------------------------------
  Totals    404,002,129.57     2,999,689.72
-------------------------------------------


  THE                                              Distribution Date: 5/25/04
BANK OF
  NEW
 YORK

101 Barclay St., 8 West
New York, NY 10286

Officer:          Courtney Bartholomew      Countrywide Home Loans
                  212-815-3236              Asset-Backed Securities
Associate:        AnnMarie Cassano            Series CWA 2003-BC3
                  212-815-8318


                                            Current Payment Information
                                                Factors per $1,000


                               Original           Beginning Cert.      Principal            Interest
   Class        Cusip     Certificate Balance    Notional Balance     Distribution        Distribution
------------------------------------------------------------------------------------------------------
    A1        126671B39        179,000,000.00      351.966645658     126.760018659        0.340234424
    A2        126671B47        284,535,000.00    1,000.000000000       0.000000000        1.135833333
    M1        126671B54         31,515,000.00    1,000.000000000       0.000000000        1.506388889
    M2        126671B62          6,565,000.00    1,000.000000000       0.000000000        1.893055556
    M3        126671B70          6,565,000.00    1,000.000000000       0.000000000        2.094444444
    M4        126671B88          3,940,000.00    1,000.000000000       0.000000000        2.497222222
    M5        126671B96          3,940,000.00    1,000.000000000       0.000000000        3.705555556
    M6        126671C20          3,940,000.00    1,000.000000000       0.000000000        3.705555556
    AR        126671E85                100.00        0.000000000       0.000000000        0.000000000
     P        126671F27                100.00    1,000.000000000       0.000000000     5,505,851.700000000
     C        126671E93        525,252,442.73      779.157830991       0.000000000        3.716932022
 -----------------------------------------------------------------------------------------------------
  Totals                       520,000,200.00      776.926873432      43.634681948        5.768631858
------------------------------------------------------------------------------------------------------




                                    Pass
                 Ending Cert.     Through
   Class       Notional Balance    Rate (%)
--------------------------------------------
    A1           225.206626998    1.200000
    A2         1,000.000000000    1.410000
    M1         1,000.000000000    1.870000
    M2         1,000.000000000    2.350000
    M3         1,000.000000000    2.600000
    M4         1,000.000000000    3.100000
    M5         1,000.000000000    4.600000
    M6         1,000.000000000    4.600000
    AR             0.000000000    0.000000
     P         1,000.000000000    0.000000
     C           735.959472460    0.000000
--------------------------------------------
  Totals         733.292191484
--------------------------------------------

  THE                                              Distribution Date: 5/25/04
BANK OF
  NEW
 YORK

101 Barclay St., 8 West
New York, NY 10286

Officer:          Courtney Bartholomew      Countrywide Home Loans
                  212-815-3236              Asset-Backed Securities
Associate:        AnnMarie Cassano            Series CWA 2003-BC3
                  212-815-8318




Pool Level Data
Distribution Date                                                     5/25/04
Cut-off Date                                                          6/ 1/03
Determination Date                                                     5/1/04
Accrual Period 30/360          Begin                                   4/1/04
                               End                                     5/1/04
Number of Days in 30/360 Accrual Period                                    30

Accrual Period Actual Days     Begin                                  4/26/04
                               End                                    5/25/04
Number of Days in Actual Accrual Period                                    29


   Collateral Information
Group 1
Cut-Off Date Balance                                           525,252,442.73

Beginning Aggregate Pool Stated Principal Balance              409,254,554.00
Ending Aggregate Pool Stated Principal Balance                 386,564,510.66

Beginning Aggregate Loan Count                                           3141
Loans Paid Off or Otherwise Removed Pursuant
  to Pooling and Servicing Agreement                                      139
Ending Aggregate Loan Count                                              3002

Beginning Weighted Average Loan Rate (WAC)                          7.748946%
Ending Weighted Average Loan Rate (WAC)                             7.747477%

Beginning Net Weighted Average Loan Rate                            7.239946%
Ending Net Weighted Average Loan Rate                               7.238477%

Weighted Average Maturity (WAM) (Months)                                  341

Servicer Advances                                                  234,028.59

Aggregate Pool Prepayment                                       21,902,410.84
Pool Prepayment Rate                                              48.6355 CPR

  THE                                              Distribution Date: 5/25/04
BANK OF
  NEW
 YORK

101 Barclay St., 8 West
New York, NY 10286

Officer:          Courtney Bartholomew      Countrywide Home Loans
                  212-815-3236              Asset-Backed Securities
Associate:        AnnMarie Cassano            Series CWA 2003-BC3
                  212-815-8318




Certificate Account

Beginning Balance                                                   0.00

Deposit
Payments of Interest and Principal                         25,147,529.11
Liquidation Proceeds                                          146,137.95
All Other Proceeds                                                  0.00
Other Amounts                                                       0.00
                                                                    ----
Total Deposits                                             25,293,667.06



Withdrawals
Reimbursement of Servicer Advances                                  0.00
Payment of Master Servicer Fees                               154,380.39
Payment of Sub Servicer Fees                                        0.00
Payment of Other Fees                                               0.00
Payment of Insurance Premium(s)                                     0.00
Payment of Personal Mortgage Insurance                            138.79
Other Permitted Withdrawal
  per the Pooling and Service Agreement                             0.00
Payment of Principal and Interest                          25,689,733.05
                                                           -------------

Total Withdrawals                                          25,844,252.23

Ending Balance                                               -550,585.17



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                      16,142.34
Compensation for Gross PPIS from Servicing Fees                16,142.34
Other Gross PPIS Compensation                                       0.00

Total Net PPIS (Non-Supported PPIS)                                -0.00



Master Servicing Fees Paid                                    154,380.39
Personal Mortgage Insurance Fees Paid                             138.79
Other Fees Paid                                                     0.00

  THE                                              Distribution Date: 5/25/04
BANK OF
  NEW
 YORK

101 Barclay St., 8 West
New York, NY 10286

Officer:          Courtney Bartholomew      Countrywide Home Loans
                  212-815-3236              Asset-Backed Securities
Associate:        AnnMarie Cassano            Series CWA 2003-BC3
                  212-815-8318




Total Fees                                                           154,519.18

                                Delinquency Information
Group 1


Delinquency                               30-59 Days      60-89 Days          90+ Days            Totals
-----------                               ----------      ----------          --------            ------

Scheduled Principal Balance            11,595,690.84    2,754,894.92        933,632.83     15,284,218.59
Percentage of Total Pool Balance           2.999678%       0.712661%         0.241521%         3.953860%
Number of Loans                                   90              20                 7               117
Percentage of Total Loans                  2.998001%       0.666223%         0.233178%         3.897402%

Foreclosure

Scheduled Principal Balance                     0.00    1,531,096.20      9,593,254.14     11,124,350.34
Percentage of Total Pool Balance           0.000000%       0.396078%         2.481670%         2.877747%
Number of Loans                                    0              13                79                92
Percentage of Total Loans                  0.000000%       0.433045%         2.631579%         3.064624%

Bankruptcy

Scheduled Principal Balance               428,027.73            0.00      2,228,288.07      2,656,315.80
Percentage of Total Pool Balance           0.110726%       0.000000%         0.576434%         0.687160%
Number of Loans                                    4               0                23                27
Percentage of Total Loans                  0.133245%       0.000000%         0.766156%         0.899400%

REO

Scheduled Principal Balance                     0.00            0.00      1,656,406.15      1,656,406.15
Percentage of Total Pool Balance           0.000000%       0.000000%         0.428494%         0.428494%
Number of Loans                                    0               0                 9                 9
Percentage of Total Loans                  0.000000%       0.000000%         0.299800%         0.299800%

Book Value of all REO Loans                                                                         0.00
Percentage of Total Pool Balance                                                               0.000000%

Current Realized Losses                                                                        19,907.44
Additional Gains (Recoveries)/Losses                                                                0.00
Total Realized Losses                                                                          22,789.13

  THE                                              Distribution Date: 5/25/04
BANK OF
  NEW
 YORK

101 Barclay St., 8 West
New York, NY 10286

Officer:          Courtney Bartholomew      Countrywide Home Loans
                  212-815-3236              Asset-Backed Securities
Associate:        AnnMarie Cassano            Series CWA 2003-BC3
                  212-815-8318



                     Subordination/Credit Enhancement Information


Credit Support                                       Original           Current

Class A                                        520,000,200.00    381,312,086.23
Class A Percentage                                100.000000%       100.000000%

                  Reserve Fund Information


Principal Reserve Account

Beginning Balance                                                        100.00
Deposits                                                                   0.00
Accrued Interest                                                           0.00
Withdrawals                                                                0.00
Ending Balance                                                           100.00
                  Subordination Detail

Overcollateralization Amount                                       5,252,524.43
Overcollateralization Target Amount                                         YES
Has Trigger Event Occurred                                                 0.00

Prepayment Penalties                                                 550,585.17